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                                                                   Exhibit 99(c)


                         NATIONAL FUEL PROVIDES REVISED
                     EARNINGS FORECAST FOR FISCAL YEAR 2002



(July 26, 2001) Buffalo, New York: Today National Fuel Gas Company (NYSE: NFG) conducted a public conference call following the release of its earnings report for the third quarter of its 2001 Fiscal Year. The third quarter ended on June 30, 2001. During the publicly available broadcast, the company offered revised earnings projections for its Fiscal Year 2002, which begins October 1, 2001 and concludes on September 30, 2002.

     "We are obviously pleased with the record earnings for the quarter, our prospects for a record 2001 and the foundation this gives us for the future,"* said Philip C. Ackerman, President, National Fuel Gas Company. "The fundamentals are in place for a strong performance in 2002 in spite of the current drop in natural gas prices.* In a time of rapidly changing commodity prices it is important that we keep the investing community fully informed, that we remain responsive and examine our earnings forecast. And in keeping with our traditional conservative bias we are revising our forecast of Fiscal 2002 earnings to the range of $4.10 - $4.20 per diluted share.* This forecast does not anticipate any increases in commodity price or any future acquisitions or expansions similar to those we have repeatedly made in recent years."

     A toll-free replay of the July 26, 2001 conference call is available by telephone at 1-800-938-1105 (no passcode is required) or at www.nationalfuelgas.com (click on the words "Conference Call") until the end of business on Thursday, August 2, 2001.

     National Fuel is an integrated energy company with $3.6 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.


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NATIONAL FUEL REVISES FISCAL 2002 EARNINGS ESTIMATES
JULY 26, 2001
PAGE 2.





Certain statements contained herein, including those which are designated with an "*", are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, demographic patterns or weather conditions; changes in the availability or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company's ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company's actual production levels for natural gas or oil; changes in the availability or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company's financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Analyst Contact:  Margaret Suto (716) 857-6987

Media Contact:    Julie Coppola Cox (716) 857-7079


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